UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2008

Bay National Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51765	52-2176710
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

2328 West Joppa Road
Lutherville, Maryland       21093
(Address of Principal Executive Offices)    (Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-494-2580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 16, 2008, the Boards of Directors of Bay National Corporation (the “Company”) and its operating subsidiary, Bay National Bank (the “Bank”), accepted the offer of resignation of Mark A. Semanie, Executive Vice President and Chief Financial Officer, Treasurer and Secretary of the Company and Executive Vice President and Chief Financial Officer, Treasurer and Secretary of the Bank.  Mr. Semanie’s resignation will be effective as of December 31, 2008.  On the same date, the Boards of Directors appointed Mr. Semanie as a director of the Company and the Bank.

Mr. Semanie desired to resign to pursue other opportunities and not as a result of a disagreement with the Company or the Bank.

(c)           Also on December 16, 2008, the Boards of Directors of the Company and the Bank appointed David E. Borowy as Senior Vice President and Chief Financial Officer of the Company and the Bank effective upon Mr. Semanie’s departure, or January 1, 2009, subject to receipt of applicable regulatory approval.

From January through October 2008, Mr. Borowy, age 49, was employed with Calvert Street Capital Corporation, a newly-formed specialty investment company, and served as Named Chief Financial Officer and Chief Compliance Officer upon successful completion of the corporation’s initial public offering.  The initial public offering was postponed in September 2008, and Mr. Borowy’s position with the corporation was no longer required as a result.  Prior to that he had been a senior vice president with Mercantile – Safe Deposit and Trust Company and a senior vice president of Mercantile Bankshares Corporation from December 1985 through December 2007.

Mr. Borowy is not related to any of the Company’s or the Bank’s officers or directors, and he has no other relationships with the Company or the Bank.

(d)           As discussed above, Mr. Semanie was appointed as a Director of the Bank and the Company on December 16, 2008, subject to applicable regulatory approval.

Mr. Semanie, age 45, has served as Executive Vice President and Chief Financial Officer, Treasurer and Secretary of Bay National Corporation and Executive Vice President and Chief Financial Officer, Treasurer and Secretary of Bay National Bank since October 2000, and served as Chief Compliance Officer of the Bank from October 2000 until September 2008.  It has not yet been determined which committees Mr. Semanie will sit on.

Mr. Semanie has no other relationships with the Company or the Bank, other than as discussed herein.

(e)           Pursuant to the terms of his employment as discussed in (c) above, Mr. Borowy will receive an annual salary of $130,000 and be entitled to the same employment benefits available to the Bank’s other employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                BAY NATIONAL CORPORATION

Date: December 22, 2008	By:	/s/ Hugh W. Mohler
Hugh W. Mohler President